UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2011

THE BLACKHAWK FUND

(Exact name of registrant as specified in its charter)

Nevada	000-49672	88-0408213

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1802 N. Carson Street, Suite 212, Carson City, Nevada	89701

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 887-0670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

1.           On May 6, 2011, we entered into a Stock Purchase Agreement with Lino Luciani and Terminus, Inc. pursuant to which Mr. Luciani purchased 10,000,000 shares of our Series C Preferred Stock from Terminus for $300,000.

2.           On May 6, 2011, we entered into a Settlement Agreement with Terminus, Inc. and Professional Offshore Opportunity Fund, Ltd. (“POOF”) pursuant to which we settled all amounts owed to POOF under outstanding promissory notes and repurchased the Series A Preferred Stock held by it in exchange for $275,000.  In connection with the settlement agreement, POOF released the Series C Preferred Stock held by it to secure payment of amounts due under the April 2008 $550,000 promissory note, as amended, co-issued by us and Terminus, Inc.  Mutual releases were exchanged among the parties under the Settlement Agreement.

Section 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

On May 6, 2011, in connection with the consummation of the purchase and sale of our Series C Preferred Stock described under Item 1.01 above, we entered into a stock purchase agreement with Terminus, Inc. and Lino Luciani, Inc. whereby Mr. Luciani purchased 10,000,000 shares of our Series C Preferred Stock from Terminus, Inc.  Holders of the Series C Preferred Stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C Preferred Stock held by such holder, (b) the number of issued and outstanding shares of our  common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0000002.  As a result, the sale of the Series C Preferred Stock by Terminus to Mr. Luciani effectively transferred Terminus’ control of us to Mr. Luciani, giving Mr. Luciani in excess of 67% of all votes entitled to be cast in any matter requiring or permitting a vote of stockholders.  Arrangements relating to the officers and directors are set forth in Item 5.02 below.  The sale of the shares of Series C Preferred Stock was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(1) of the Securities Act (under the so-called “4(1 ½) exemption” of the Securities Act).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment ofPrincipal Officers.

On May 6, 2011, in connection with the stock purchase agreement described under Item 1.01 above, Frank Marshik resigned as our President, Chief Financial Officer, and Secretary.  The board of directors appointed Mr. Luciani as a director to fill a vacancy on the board of directors.  The board of directors then appointed Mr. Luciani as our President, Chief Financial Officer, and Secretary concurrent with the closing of the stock purchase agreement. Thereafter, Mr. Marshik resigned as a director concurrent with the closing.  Mr. Marshik’s resignation as a director was not based on any disagreement with us on any matter relating to our operations, policies or practices.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit
Number	Description

10.1	Stock Purchase Agreement dated May 6, 2011 by and among Terminus, Inc., The Blackhawk Fund, and Lino Luciani.

10.2	Settlement Agreement dated as of May 6, 2011 by and among The Blackhawk Fund, Terminus, Inc. and Professional Offshore Opportunity Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACKHAWK FUND

(Registrant)

Date: May 12, 2011	By:	/s/ Lino Luciani
Lino Luciani, President